Exhibit 28 (j)(1) under Form N-1A

Exhibit 23 under Item 601/Reg. S-K

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, each dated August 31, 2022, each included in this Post-Effective Amendment No. 52 to the Registration Statement (Form N-1A, File No. 333-218374) of Federated Hermes Adviser Series (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated August 22, 2022, with respect to the financial statements and financial highlights of Federated Hermes U.S. SMID Fund (one of the portfolios constituting Federated Hermes Adviser Series) included in the Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 22, 2022